Exhibit 10.5

ADVANTAGE FUTURES CLIENT AGREEMENT

In consideration of Advantage Futures LLC (“Advantage”) accepting and maintaining for the undersigned Client (“Client”) one or more accounts (collectively referred to as “the Account”) and Advantage’s agreement to act as broker for the Client for execution clearing, and/or carrying of transactions as Advantage agrees to accept for the purchase and sale of futures contracts, options on futures, foreign exchange transactions, physical or cash commodities, and exchange for physical (“EFP”,) or any similar instruments which may be purchased, sold or cleared by or through a futures commission merchant (individually a “Contract” or collectively, “Contracts”). Client agrees to the terms and conditions as set forth below in this Futures Client Agreement (“Agreement”):

1. Applicable Rules and Regulations.

All transactions in the Account shall be subject to (a) the terms of this Agreement and all related agreements, (b) the laws, regulations, rules, and interpretations of any applicable governmental, regulatory, or self-regulatory authority, exchange, market, and any associated clearing organization on which such transactions are executed, cleared and/or carried, and (c) customs and usages of trade (all of the foregoing, as in force from time to time, collectively referred to as “rule or law”).

If any term or provision of this Agreement is, or at any time becomes, inconsistent with any present or future rule or law or otherwise is invalid or unenforceable, the inconsistent term or provision shall be deemed amended or superseded to conform with such rule or law, but in all other respects this Agreement shall continue in full force and effect. None of Advantage, its Affiliates (as hereinafter defined), officers, directors, employees, delegates, or agents shall be liable to Client as a result of any action reasonably taken by Advantage, its Affiliates, officers, directors, employees, delegates, or agents to comply with such rule or law. Advantage’s violation or alleged violation of any rule or law shall not provide Client in any legal, reparation, arbitration, or other proceeding with a defense to a claim by Advantage for money or other property due under this Agreement money or other property is due from Advantage. The term “Affiliates” shall mean all entities, present and future, which are controlling, controlled by, or under common control with Advantage, including but not limited to Advantage Securities LLC.

Rev 08/20/2018	1	Advantage Futures Client Agreement

2. Payment Obligations of Client.

Client agrees to pay promptly to Advantage and Client authorizes Advantage to charge the Account (a) all customary brokerage charges, give-up fees, commissions, and service fees as Advantage may from time to time charge; (b) all exchange, clearing house, clearing member, National Futures Association (“NFA”), Securities and Exchange Commission (“SEC”), and applicable regulatory and self-regulatory fees or charges; and (c) any applicable tax imposed on transactions in Contracts. In addition, Client agrees to pay to Advantage on demand (a) the amount of any trading losses in the Account; (b) any debit balance or deficiency in the Account; (c) interest on any debit balances or deficiencies in the Account at the rate customarily charged by Advantage, together with costs and reasonable attorneys’ fees incurred in collecting any such debit balance or deficiency; (d) any fees or charges associated with a failure to deliver or failure to receive securities; and (e) any other amounts owed by Client to Advantage with respect to the Account or any transactions therein. All payments required to be made by Client shall be made by wire transfer (or by check if permitted by Advantage in its sole and absolute discretion) of immediately available funds only to the Account of Advantage as set forth in the instructions accompanying this Agreement. Client agrees when requested, whether by telephone or other communication to furnish to Advantage names of bank officers and information necessary to enable Advantage to confirm for immediate verification of such wire transfers.

3. Acknowledgment of Risks.

Client acknowledges trading in Contracts is a speculative activity involving leverage and rapidly fluctuating markets. Despite such risks, Client is willing and able to assume the financial risks and other exposures of trading in Contracts.

4. Risk of Loss; Limitation of Liability.

(a) All transactions effected for the Account and all fluctuations in the market prices of the Contracts carried in the Account are at Client’s risk, and Client shall be solely liable therefore under all circumstances. Client represents, warrants, and acknowledges that Client is willing and financially able to sustain such losses, and the trading of Contracts is suitable for Client. Advantage is not responsible for the obligations of any person(s) with whom Client’s transactions are effected, nor is Advantage responsible for the performance or non-performance by any contract market, exchange, trading system, clearing house, clearing firm, or other third party (including floor brokers and banks) in respect of any Contracts or other property of Client, or for delays in the transmission, delivery, or execution of Client’s orders due to malfunctions of communications facilities or systems or other causes beyond Advantage’s reasonable control or anticipation. Advantage is not responsible for the actions or non-actions of delegates selected by Advantage in good faith or appointed at the request of Client, whether such action and/or non-action amounts to negligence or inability on the part of the relevant delegate.

(b) Client consents to Advantage’s use of automated systems or service bureaus in conjunction with the Account, including, but not limited to, automated order entry, order routing, and/or order execution; recordkeeping, reporting, and Account reconciliation; and risk management (collectivity, “Automated Systems”). Client understands the use of Automated Systems entails risks, including, but not limited to, interruption of service, system or communications failure, delays in service, and errors in the design or functioning of such Automated Systems (collectively, a “System Failure”), could cause substantial damage, expense or liability to the Client.

Rev 08/20/2018	2	Advantage Futures Client Agreement

ADVANTAGE MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SELECTION, DESIGN, FUNCTIONALITY, OPERATION, TITLE, OR NON-INFRINGEMENT OF ANY AUTOMATED SYSTEM, AND MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND/OR NON-INFRINGEMENT, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY WITH RESPECT THERETO. WITHOUT LIMITING THE FOREGOING, ADVANTAGE EXPRESSLY DISCLAIMS ANY REPRESENTATION THAT ANY AUTOMATED SYSTEM WILL OPERATE UNINTERRUPTED OR BE ERROR-FREE.

EXCEPT AS PROVIDED IN THE RULES OF THE VARIOUS EXCHANGES, AND EXCEPT IN INSTANCES WHERE THERE HAS BEEN A FINDING OF WILLFUL OR WANTON MISCONDUCT, IN WHICH CASE THE PARTY FOUND TO HAVE ENGAGED IN SUCH CONDUCT CANNOT AVAIL ITSELF OF THE PROTECTIONS UNDER SUCH RULES, NEITHER ADVANTAGE, ITS AFFILIATES, ANY THIRD PARTY PROVIDER OF AUTOMATED SYSTEMS, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, DELAGATES, OR AGENTS SHALL BE LIABLE TO ANY PERSON, INCLUDING BUT NOT LIMITED TO CLIENT, FOR ANY LOSS, DAMAGE, COST, OR EXPENSE (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE, OR DIRECT, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES), ARISING FROM (1) ANY FAILURE OR MALFUNCTION, INCLUDING BUT NOT LIMITED TO, ANY INABILITY TO ENTER OR CANCEL ORDERS, OF THE AUTOMATED SYSTEMS, OR SERVICES OR FACILITIES USED TO SUPPORT THE AUTOMATED SYSTEMS, REGARDLESS OF WHETHER SUCH ORDER(S) ARE ORIGINALLY INITIATED VERBALLY, ELECTRONICALLY, OR OTHERWISE, OR (2) ANY FAULT IN DELIVERY, DELAY, OMISSION, SUSPENSION, INACCURACY, OR TERMINATION, OR ANY OTHER CAUSE, IN CONNECTION WITH THE FURNISHING, PERFORMANCE, MAINTENANCE, REPAIR, USE OF, OR INABILITY TO USE, ALL OR ANY PART OF THE AUTOMATED SYSTEMS, OR ANY SERVICES OR FACILITIES USED TO SUPPORT THE AUTOMATED SYSTEMS. THE FOREGOING SHALL APPLY REGARDLESS OF WHETHER A CLAIM OR CAUSE OF ACTION ARISES IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE.

(c) In addition, Advantage and its officers, directors, employees, delegates, and agents will have no liability whatsoever for any claim of loss, cost, expense, damage, or liability of Client or any third person arising out of or relating to any System Failure, regardless of whether such claim is based on contract, tort, strict liability, or any other theory. Advantage and its officers, directors, employees, delegates, and agents are not responsible or liable for the actual or alleged insufficient exercise of care in selecting any sub-agents or in selecting, monitoring, or operating any Automated System, for any failure or delay in informing Client of any System Failure, or in taking action to prevent or correct any such System Failure. In no event will Advantage and their officers, directors, employees, delegates, or agents have any liability for any incidental, special, or consequential damages, including, but not limited to, loss of profits or loss of use, even if Advantage was aware of the likelihood of such damages. Advantage has no responsibility to inform Client of (i) any decision to use, not use, or cease using any Automated System, (ii) the characteristics, functions, design, or purpose of any Automated System, or (iii) any specific risks inherent in any Automated System.

Rev 08/20/2018	3	Advantage Futures Client Agreement

5. Remedies.

In the event (a) Client dies or becomes incapacitated; (b) Advantage is unable to contact Client due to Client’s unavailability or due to unforeseeable breakdown in communications systems or facilities; (c) Client terminates, dissolves, suspends its usual business, or any material portion thereof; (d) a petition for insolvency, bankruptcy, assignment for the benefit of creditors or receivership is filed by or against Client or Client is generally unable to pay debts as they become due (or Client admits such inability in writing); (e) the Account is attached; (f) Client fails to perform any material obligation under this Agreement; (g) Client fails to satisfy any margin call or debit balance in the Account; (h) Client fails to maintain margin as required by Advantage; (i) Client makes any representation to Advantage that is incorrect or misleading; or (j) Advantage in its sole and absolute discretion deems it necessary for its protection; Advantage shall have the right, in addition to any other remedy available at law or in equity, to (1) apply any Collateral or sell any such Collateral and apply the proceeds therefrom toward amounts payable by Client hereunder; (2) cover or liquidate any position or risk Client may have with Advantage including but not limited to whole or partial liquidations of the Account, buying and/or selling of any property, establishing new positions, exercising of any option, or spread, straddle, hedging existing open positions; and/or (3) cancel any or all pending orders and refuse to accept new orders; all of the foregoing without liability on Advantage’s part to the Client or any third party. The above remedies are solely for Advantage’s protection and any non-resort or partial resort to those remedies shall not relieve Client of any of its obligations under this Agreement.

Client acknowledges that in the event that Client does not maintain margin as required by Advantage or that Client’s Account has zero equity or is equity deficit at any time, Advantage has the right without prior notice to liquidate all or any part of the Client’s positions or to purchase or sell contracts that Advantage, in its sole discretion, determines will reduce or offset any risk or positions in Client’s Account, reduce margin requirements, or reduce any risk to Advantage.

6. Margin Requirements.

(a)	Client will maintain at all times sufficient equity to meet margins and premiums for the Account as required by Advantage. Margin requirements may be greater than exchange and clearing house requirements and Advantage has no obligation to apply uniform margin requirements among Clients or products. Advantage may modify margin requirements for any or all customers for any open or new positions at any time in Advantage’s sole and absolute discretion. Client shall monitor his, her or its account so that at all times the account contains sufficient equity to meet Margin Requirements.

Rev 08/20/2018	4	Advantage Futures Client Agreement

(b)	Advantage has no obligation to notify Client of any failure to meet Margin Requirements before Advantage exercises its rights under this Agreement. Client agrees that Advantage is authorized to liquidate account positions or to establish positions that Advantage, in its sole discretion, determines will offset existing risks or positions or reduce margin in Client’s account without prior notice.

(c)	If Advantage does not, for any reason, liquidate under-margined positions, and issues a margin call, Client must satisfy such call immediately by depositing funds. Client acknowledges that even if a call is issued, Advantage still may liquidate positions at any time.

(d)	Margin deposits shall be made by wire transfer (or by check if permitted by Advantage in its sole and absolute discretion) of immediately available funds and shall be deemed made when received by Advantage. Advantage’s failure at any time to request a deposit of margin shall not constitute a waiver of Advantage’s rights to do so at any time thereafter, nor shall it create any liability of Advantage to Client.

7. Market Information and Recommendations.

Any trading recommendation or market information furnished to Client by Advantage is incidental to the conduct of Advantage’s business as a futures commission merchant and shall not serve as the primary basis for Client’s trading decisions. Client acknowledges any recommendations or market information provided by Advantage, its officers, directors, employees, delegates, or agents, while based upon information from sources Advantage believes to be reliable, may be incomplete, inaccurate, or unverified and Advantage makes no representation, warranty, or guarantee as to the accuracy of any such information. Client acknowledges recommendations given to Client at any given time may be different from recommendations given to other Clients of Advantage and such recommendations may not be consistent with the recommendations or positions of Advantage, or any of its Affiliates, officers, directors, employees, delegates, and agents. Advantage shall have no responsibility or liability hereunder as a result of any suggestion, prediction, recommendation, or advice made or given by a representative of Advantage whether or not given at the request of Client. Any instruction given by Client or trading decision made by Client is based upon Client’s own independent and informed decision and not in reliance on any recommendations, advice, or statement made by any Advantage officers, directors, employees, delegates, or agents. Client recognizes and acknowledges guarantees of profits or limitations of loss are impossible, and further confirms Client has not received any guarantee from Advantage or others, and if such assertions have been made, Client is not entering into this Agreement in reliance on any such guarantees.

8. Recording.

Client consents to the recording of conversations between Client and Advantage, its officers, directors, employees, delegates, or agents. Recordings may be made by Advantage, with or without the use of an automatic tone-warning device, or other notification. Advantage is not required to make or retain such recordings, and Client irrevocably consents to such recordings and to Advantage’s use of such recordings in any proceeding or as Advantage otherwise deems appropriate.

Rev 08/20/2018	5	Advantage Futures Client Agreement

9. Foreign Currency.

If any transaction for the Account is effected on any exchange or in any market on which transactions are settled in a foreign currency (a) any profit or loss arising as a result of a fluctuation in the rate of exchange between such currency and the United States dollar shall be entirely for the Account and Client’s risk; (b) all initial and subsequent margin deposits required or requested by Advantage shall be in United States dollars or, if requested by Advantage, in the currency required by the applicable exchange or clearing house; and (c) Advantage is authorized to convert funds in the Account into and from such foreign currency at rates of exchange prevailing at the banking and other institutions with which Advantage normally conducts business.

10. Interest.

Advantage shall be under no obligation to pay or account to Client for any interest income or benefits derived from the investment of Client funds.

11. Security Agreement.

(a) Client hereby grants to Advantage a first priority perfected security interest in, and right of set-off against, all property of Client in the Account or otherwise held by or for Advantage or any of its Affiliates, including without limitation Contracts, cash, government securities, other securities, warehouse receipts, and commodities represented by such receipts, and other property (each or collectively referred to as “Collateral”), and the proceeds thereof, and all obligations, whether or not due, which are held, carried, or maintained by Advantage or its Affiliates or in the possession or control of Advantage or its Affiliates or which are, or may become, due to Client (either individually or jointly with others or in which Client has any interest) and all rights Client may have against Advantage or its Affiliates as security for the performance of all Client’s obligations to Advantage or its Affiliates. Client acknowledges Advantage and its Affiliates act as agents for each other in respect of the assets subject to the security interest as described above. Advantage may, in its discretion and without notice to or consent from Client, deduct any amounts from the Account and apply or transfer any of Client’s Collateral interchangeably between the Account and any of Client’s accounts with Advantage’s Affiliates, each of which constitutes unconditional security for all obligations of Client. For purposes of Articles 8 and 9 of the Illinois Uniform Commercial Code (“UCC”), Client agrees that to the extent that it is effecting transactions in government securities, Advantage is acting as Client’s securities intermediary and Client’s account is a Securities Account. Further, to the extent that Client has any control with respect to any assets held by Advantage, upon the occurrence of an Event of Default (as defined below), Client shall no longer have any control over such assets. Advantage and Client agree that all such assets credited to any securities account maintained on the books of Advantage shall be treated as a financial asset for purposes of the UCC.

Rev 08/20/2018	6	Advantage Futures Client Agreement

(b) Client further agrees Advantage may, in its discretion at any time and from time to time, verbally or in writing require Client to deliver Collateral to margin and secure Client’s performance of any obligation(s) to Advantage. Such Collateral shall be delivered, within 24 hours of request or such shorter time as may be specified by Advantage, in such amount and form and to such Account or recipient as Advantage shall specify. If delivery of Collateral is not made within 24 hours, Client shall pay a fee on the unpaid indebtedness at a rate customarily charged by Advantage plus service charges and all costs of collection, including without limitation reasonable attorneys’ fees. Client hereby grants Advantage the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan, or invest any of the Collateral, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Client, and without any obligation to pay or account to Client for any interest, income or benefit that may be derived therefrom except as may be separately agreed in writing. The rights of Advantage set forth above shall be qualified and subject to any applicable requirements for segregation of Client’s property under applicable rules or laws.

12. Trading Authorization.

Advantage is authorized to purchase and sell Contracts for the Account in accordance with Client’s oral, written, or electronic instructions. Advantage also is authorized, in its discretion, to delegate execution, clearance, and/or settlement of orders or positions in Contracts to such persons as Advantage in good faith deems appropriate, including designated contract markets, brokers, clearing and non-clearing members, and floor brokers, whether or not affiliated or related to Advantage (each, a “delegate,” and collectively, the “delegates”). Client understands if it wishes to transmit order instructions electronically, it will comply with Advantage’s Electronic Access Policy.

13. User Name and Password Security.

Client acknowledges responsibility of maintaining the security and confidentiality of any user names and passwords provided by Advantage allowing access to trading platforms or other online services. Any unauthorized use of user name and password or unauthorized user access to trading platform or other online services should be reported immediately to Advantage. Client remains responsible for all transactions entered using the Client’s user name and password.

Rev 08/20/2018	7	Advantage Futures Client Agreement

14. Sales.

Any sales of Collateral made pursuant to Sections 5 or 11 hereof may be made according to Advantage’s good faith judgment and at its commercially reasonable discretion, on or subject to the rules of the exchange or any other market where such business usually is transacted, or at public or private sale, without advertising the same, including, without limitation, through exchange for physical (“EFP”) transactions. For purposes of this paragraph, Client expressly authorizes Advantage to act as broker for Client or as principal opposite Client with respect to such EFP transactions and to execute such physical commodity transactions and documents on behalf of Client as may be necessary to effect such EFP transactions. Client recognizes such EFP transactions are not competitively executed by open outcry on an exchange, but will be executed at the market price then available to Advantage. In the event Advantage’s position would not be jeopardized thereby, Advantage will make reasonable efforts to notify Client prior to taking any such actions. At any sale, Advantage may purchase the whole or any part thereof free from any right of redemption, and Client shall remain liable for and shall promptly pay Advantage the amount of any deficiency. Client understands a prior tender, demand or call of any kind from Advantage, or prior notice from Advantage of the time and place of such sale, shall not be considered a waiver of Advantage’s right to sell any Financial Instrument or other Collateral. Failure to act in such circumstances will not constitute a waiver of Advantage’s right to do so at any time thereafter, nor shall it impose any liability on Advantage nor create a defense for Client to any liability to Advantage.

15. Trading Limitations.

Client agrees Advantage may, in its sole and absolute discretion, refuse to accept or execute any order from Client, including, but not limited to, in the event Advantage believes the acceptance or execution of Client’s order would be in contravention of any rule or law. In addition, Advantage may at any time, in its sole and absolute discretion, limit the number or types of positions Client may maintain or acquire through Advantage, and Client agrees not to exceed such limits. Advantage is under no obligation to effect any transaction for the Account that would create positions in those accounts in excess of the limit Advantage has set. If Client exceeds position limits imposed by Advantage, the Commodity Futures Trading Commission (“CFTC”), or a commodity exchange, Advantage shall have the right to liquidate positions in excess of the applicable position limit. In addition, Advantage shall have the right to liquidate Client’s positions in government securities at any time without notice to Client.

16. Liquidation Instructions for Expiring Futures Contracts.

Client shall provide Advantage with liquidating instructions on open futures positions maturing in a current month five (5) business days prior to the last trading day or alternatively, Client shall provide to Advantage sufficient funds to take delivery or necessary delivery documents by such deadline. Unless Client provides such instructions, funds or documents to Advantage by such deadline, Advantage may at any time during the five (5) day period prior to expiration and without notice, liquidate Client’s position or make or receive delivery on Client’s behalf upon such terms and conditions as Advantage deems advisable, and neither Advantage’s actions nor its timing shall impose any liability on Advantage or create a defense for Client to any liability of Client. If Advantage elects to make delivery on Client’s behalf, Client authorizes Advantage, in its sole discretion, to borrow or purchase and execute and deliver the necessary delivery documents, and to guarantee and hold Advantage harmless against any costs, losses, damages, or premiums it may incur in making such delivery or may sustain from its inability to borrow or purchase the delivery documents. In the event Advantage takes delivery of any property for the Account, Client agrees to pay all delivery, storage, insurance, interest, and related charges, and to guarantee and hold Advantage harmless against any loss Advantage may suffer, directly or indirectly, from a decline in the value of such property. Client expressly acknowledges that in volatile markets the making or accepting of delivery may involve a higher degree of risk than liquidating a position by offset.

Rev 08/20/2018	8	Advantage Futures Client Agreement

17. Options Provisions.

With respect to short options positions, Client understands that some short option positions are subject to assignment at any time, including positions established on the same day exercises are assigned, and Advantage randomly allocates exercise notices among clients with short positions that are subject to exercise. With respect to long options positions, Client understands and acknowledges the exchanges and clearing houses have established certain deadlines for the tender of exercise notices or delivery instructions, that Advantage may establish earlier deadlines, and Client’s option positions may be automatically exercised or become worthless if Client does not tender exercise notice or delivery instructions by the designated deadlines.

18. Notices and Communications.

Client shall make all payments, except with regard to wire transfers discussed in Section 6, and deliver all notices and any other communications to the offices of Advantage Futures LLC at 231 S. LaSalle St., Suite 1400, Chicago, Illinois 60604. All communications from Advantage to Client will be sent to Client at the electronic mail (“email”) address provided by Client on the Client Account Application form or to such other mail address as Client hereafter directs in writing. Notices to the email on file will assume to be effective unless client provides written notification of new email.

Confirmations of trades, statements of Account, and any other notices sent to Client shall be binding on Client for all purposes, unless Client calls any such error to Advantage’s attention (a) in the case of oral reports of executions, at the time received by Client or its agent, and (b) in the case of a written report (whether transmitted by mail, electronic mail, messenger, or otherwise), prior to opening of trading on the next business day following receipt of the report.

Client consents to delivery of required or optional reports by email, web site, or other electronic means, subject to compliance with any applicable law. Documents delivered electronically are deemed to be “in writing”.

Rev 08/20/2018	9	Advantage Futures Client Agreement

Margin calls shall be deemed conclusively correct if not objected to by Client by notice to Advantage in writing, within 24 hours of delivery of such margin call. None of these provisions, however, will prevent Advantage upon discovery of any error or omission, from correcting it. The parties agree that such errors, whether resulting in profit or loss, will be corrected and the Account will be credited or debited so it is in the same position it would have been in if the error had not occurred, it being understood in no event shall Advantage be liable for any consequential or incidental damages arising out of such error. Whenever a correction is made, Advantage will promptly make written notification to Client. Notices by electronic communication will be considered “in writing.” All communications sent to Client by Advantage to such address, whether by mail, telephone, facsimile, electronic mail, messenger, or otherwise, shall be deemed given to Client personally whether or not actually received by Client, and Client hereby waives all claims resulting from failure to receive such communications. In the event there is a disruption in the ability of Advantage to transmit to Client any communication electronic mail, Advantage reserves the right to transmit such communications by any means it deems reasonably appropriate, including by mail or overnight courier.

19. Client Documents.

Client represents that the information on the Client Application Form is true and complete and the representations in this Agreement and any applicable ancillary documents are accurate and that Advantage and its agents are entitled to rely on such information and representations for all purposes, unless Advantage receives notice in writing of any change. Communications delivered electronically, by email or upload, are deemed “in writing”. Client shall promptly notify Advantage of any material change in such information or representations. To the extent certain ancillary documents are applicable, executed and delivered in connection with this Agreement; any or all such ancillary documents are incorporated herein by reference. In the event any term or provision of any of such ancillary documents should conflict with any term or provision of this Agreement, the terms and provisions of this Agreement, shall control and prevail. Advantage may store and retain account documents electronically and such stored documents represent true and genuine records.

20. Joint Accounts.

Joint account holders each will have the authority, without notice to other joint account members, to issue instructions with respect to the account and generally deal with Advantage fully and completely without consulting with other members of the joint account, including allowing each holder to buy or sell contracts, receive confirmations and correspondence about the account, and receive or dispose of money, securities or other assets in the account. Any Advantage notices to any joint account participant shall constitute notice to all holders of the joint account. Advantage is not responsible for inquiring or confirming instructions from a joint account participant with other individuals associated with the joint account.

In the event of the death of any Client having an interest in a joint account at Advantage, the survivor(s) shall give immediate written notice to Advantage. Before or after notice is given, Advantage may take actions as deemed advisable to protect Advantage against losses or liabilities related to the account. The estate(s) of a Client who has died shall be liable, and each survivor will be jointly and severally liable to Advantage for any debit balance or loss in the Account in any way resulting from the completion of transactions initiated prior to the receipt of the written notice of the death of the decedent, or which occurred during liquidation of the Account of the interests of the respective parties.

Rev 08/20/2018	10	Advantage Futures Client Agreement

21. Termination.

This Agreement may be terminated by either party at any time upon written notice to the other party. In the event of such notice, Client shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Client of all Client’s liabilities, Advantage shall transfer to another entity all Contracts, if any, then held for the Account, and shall transfer to Client or to another entity, as Client may instruct, all cash, securities, and other property held in the Account, whereupon this Agreement shall terminate. Termination of this Agreement and/or transfer of Contracts shall not relieve either party of any obligation in connection with any debit or credit balance or other liability or obligation incurred prior to such termination and/or transfer.

22. Representations.

Client represents and warrants (which representations and warranties shall remain in effect during the term of this Agreement) that: (a) if a natural person, Client is of legal age, under no legal incapacity, and is not restricted from entering into this Agreement and effecting purchases and sales of Contracts by virtue of employment or otherwise; (b) if an entity, Client is duly organized and in good standing in the jurisdiction of its formation, and it may lawfully and is duly authorized and empowered to enter into this Agreement and to effect purchases and sales of Contracts; (c) this Agreement is binding on Client and enforceable against Client in accordance with its terms; (d) it is in compliance with any applicable registration requirements or exemptions therefrom under the Commodity Exchange Act and the Securities Exchange Act of 1934, the regulations of the CFTC and any applicable membership requirements of the NFA; (e) to the extent that it effects transactions in government securities hereunder, all such transactions shall be for the purpose of: (i) effecting delivery pursuant to a futures contract; or (ii) risk reduction or arbitrage of existing or contemporaneously created positions in futures contracts and/or options thereon; or (iii) exchange of futures for physical transactions where Advantage acts as principal or agent in connection therewith; (f) no one other than Client has an ownership interest in the Account with Advantage unless such other persons are disclosed in the Client Application Form; and (g) Advantage is entitled to rely upon all actions taken and instructions given by any person with apparent authority to act on Client’s behalf, and any person specifically designated to act on Client’s behalf.

23. Special Provisions for Managed Accounts.

If the Account is being managed by a third party, Client acknowledges and agrees that Advantage is responsible only for the execution, clearing and/or carrying of transactions in the Account and Advantage has no responsibility or obligation regarding any conduct, action, representation, or statement of any such third party in connection with the Account or any transactions therein. In accordance with NFA Compliance Rule 2-8, Client will deliver to Advantage a copy of such third party’s written trading authorization or Client’s acknowledgment of such authorization in a form acceptable to Advantage.

Rev 08/20/2018	11	Advantage Futures Client Agreement

24. Client Information.

Client shall provide to Advantage such information regarding Client as Advantage may from time to time reasonably request. Client agrees to notify Advantage immediately but in no case not later than one business day following such change of any material adverse change in its financial condition. Advantage is authorized at any time to make inquiries, including with Client’s banks or any credit agency, for purposes of verifying information contained on the Client Account Application Form or otherwise supplied to Advantage.

25. Privacy Notice.

Client acknowledges that Advantage is subject to all applicable regulations relating to the protection of data capable of identifying individuals under applicable privacy laws, including, where applicable, under the General Data Protection Regulation (“GDPR”) and other UK and European privacy laws and applicable US privacy laws (the “Privacy Laws”). Client personal information shall be held and processed by the Advantage for the purposes of the administration and management of its businesses and for compliance with applicable procedures, laws and regulations (including Privacy Laws) as notified to Client in Privacy Notice in Futures Client Disclosures and Notices and as amended from time to time. The Privacy Notice shall not form part of this Client Agreement and may be amended at any time at the sole discretion of Advantage.

26. USA Patriot Notice.

Client acknowledges that Advantage is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, pursuant to which Advantage must obtain, verify and record information that allows Advantage to identify Client. Accordingly, prior to opening account hereunder, Advantage will ask Client to provide certain information including, but not limited to, name, physical address, tax identification number, and other information that will assist Advantage to identify and verify Client identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information to assist Advantage in identifying and verifying Client’s identity.

27. Inactive Accounts.

Client acknowledges Advantage may place Accounts in which there is no trading activity on inactive status and Client agrees to provide whatever information and execute such additional documentation Advantage may reasonably require upon Client’s request to reactivate such inactive Account.

Rev 08/20/2018	12	Advantage Futures Client Agreement

28. Binding Effect of Agreement.

This Agreement may only be assigned by Client with the prior written consent of Advantage. Advantage shall have the right upon notice to Client to transfer or assign this Agreement and the Account to any successor entity or to another properly registered futures commission merchant in its sole and absolute discretion without obtaining the consent of Client. This Agreement shall be binding upon and inure to the benefit of Advantage and its successors and assigns, and Client’s personal representatives and permitted successors and assigns.

29. Modifications.

Except as provided in Section 1, no change in or waiver of any provision of this Agreement shall be binding unless it is in writing, dated subsequent to the date hereof, and signed by the party intended to be bound. No agreement or understanding of any kind shall be binding upon Advantage unless it is in writing and signed by an authorized officer of Advantage.

30. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of choice of law.

31. Consent to Jurisdiction.

(a) ALL ACTIONS, DISPUTES, CLAIMS, OR PROCEEDINGS, INCLUDING, BUT NOT LIMITED TO, ANY ARBITRATION PROCEEDING, INCLUDING NFA ARBITRATIONS, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF OR RELATED TO OR FROM THIS AGREEMENT, ANY OTHER AGREEMENT BETWEEN THE CLIENT AND ADVANTAGE OR ANY ORDERS ENTERED OR TRANSACTIONS EFFECTED FOR THE ACCOUNTS WHETHER OR NOT INITIATED BY ADVANTAGE SHALL BE ADJUDICATED ONLY IN COURTS OR OTHER DISPUTE RESOLUTION FORUMS WHOSE SITUS IS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS, AND CLIENT HEREBY SPECIFICALLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OR ARBITRATION PROCEEDINGS LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS.

(b) CLIENT WAIVES ANY CLAIM CLIENT MAY HAVE THAT (i) CLIENT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OR ARBITRATION PROCEEDINGS LOCATED WITHIN THE STATE OF ILLINOIS, (ii) CLIENT IS IMMUNE FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO CLIENT OR CLIENT’S PROPERTY, (iii) ANY SUCH SUIT, ACTION, OR PROCEEDINGS IS BROUGHT IN AN INCONVENIENT FORUM, (iv) THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IS IMPROPER OR (v) THIS CONSENT OR THE CLIENT AGREEMENT BETWEEN CLIENT AND ADVANTAGE MAY NOT BE ENFORCED IN OR BY SUCH COURT OR ARBITRATION PROCEEDING.

Rev 08/20/2018	13	Advantage Futures Client Agreement

32. Waiver of Jury Trial.

CLIENT HEREBY WAIVES A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

33. Limitation of Actions.

Client agrees no action or arbitration demand arising out of transactions under this Agreement may be brought by Client more than one year after the cause of action arose. This time limitation may be substantially shorter than provided by federal or state law or the arbitration rules of the NFA or other self-regulatory organizations.

34. Risk Acknowledgement.

Client acknowledges trading Contracts is speculative, involves a high degree of risk and may be appropriate only for persons who can assume risk of loss in excess of their margin deposits, options premiums, and transaction costs. Client acknowledges and understands that because of the low margin ordinarily required to trade Contracts, price changes may result in significant losses, which may significantly exceed Client’s margin deposits.

35. Indemnification.

Client agrees to indemnify, defend, and hold harmless Advantage, its Affiliates, officers, directors, delegates, and agents from and against any liability, loss, cost or expense including without limitation reasonable legal fees and expenses, costs of collection of debit balances, interest, and any fines imposed by any exchange, self-regulatory organization, or governmental body arising from (a) any failure of Client to perform its obligations under this Agreement; (b) any failure of Client to comply with any rule or law; or (c) any representation or warranty made by Client in this Agreement or in the forms attached hereto which is or which at any time becomes untrue or inaccurate.

36. Indemnification and Payment of Advantage Litigation Expenses.

In addition to the terms in Section 34 of this Agreement, Client agrees to indemnify, defend, and hold harmless Advantage, its affiliates and their respective officers, directors, employees, delegates, and agents, (collectively “Advantage Indemnified Parties”) from and against any and all liabilities, losses, damages, including without limitation, incidental, consequential, special, indirect or punitive damages, claims arising in contract or tort, costs and expenses, including without limitation, accountants’ and attorneys’ fees incurred by any of the Advantage Indemnified Parties, arising out of or relating to this Agreement, any related agreement or the Account, except to the extent caused directly by the gross negligence or willful misconduct of the Advantage Indemnified Parties seeking indemnification. Client also agrees to indemnify, defend and hold harmless the Advantage Indemnified Parties from and against any all liabilities, losses, damages, including without limitation, incidental, consequential, special, indirect or punitive damages, claims whether in contract or tort, costs and expenses, including without limitation, accountants, and attorneys’ fees, incurred by any of the Advantage Indemnified Parties in expending and enforcing any of the provisions of this Agreement or any related agreement.

Rev 08/20/2018	14	Advantage Futures Client Agreement

If Client initiates a legal action or proceeding against any of the Advantage Indemnified Parties or an Advantage introducing broker, and the Client does not prevail, Client shall indemnify any such Advantage Indemnified Parties and Advantage introducing brokers for all costs and expenses, including reasonable attorneys’ fees incurred by such Advantage Indemnified Parties to defend themselves.

37. Advantage Affiliates.

Client acknowledges Advantage is a wholly owned subsidiary of Advantage Financial LLC, and Advantage is a separate and independent corporate entity, distinct from its parent and Affiliates. The Contracts offered, executed, cleared, or carried by Advantage and the Collateral associated with such Contracts are not bank deposits, are not insured by the FDIC, are not guaranteed by a bank affiliated with Advantage, and are not otherwise an obligation or responsibility of an affiliated bank. Advantage Futures LLC is not a broker dealer and Client funds are not covered by Securities Investor Protection Corporation (“SIPC”).

38. Banking.

Client understands and agrees Advantage is not providing banking services or otherwise acting as a bank for purposes of the Illinois Funds Transfer Act, or any other applicable or comparable state or federal law. For the avoidance of doubt, Client agrees and covenants that Client will not assert any claims under Article 4A of the Illinois Uniform Commercial Code, 810 ILCS 5/4A-102, 104, (collectively, Article 4A) or any similar or comparable state or federal law applicable to banking institutions or financial institutions considered to be engaged in the business of banking. Furthermore, Client agrees that Advantage, its subsidiaries, and affiliates are not engaged in banking and are not subject to Article 4A, or any applicable or comparable state law in any other jurisdiction. If a court of competent jurisdiction enters a finding by judgment against Advantage on the basis of Advantage resulting in a banking or otherwise engaged in banking activities, Client agrees to indemnify Advantage from all such liability or losses as provided under paragraph 34 and 35 of this Agreement.

39. Headings.

The headings of each provision in this Agreement are for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each provision.

Rev 08/20/2018	15	Advantage Futures Client Agreement

40. Acknowledgment by Clients of Introducing Brokers (“IB”) and Commodity Trading Advisors (“CTA”).

IF THE ACCOUNT IS INTRODUCED BY AN IB OR BY A CTA, IT IS BEING CARRIED ON ADVANTAGE’S BOOKS ON A “FULLY DISCLOSED BASIS.” CLIENT UNDERSTANDS THAT NEITHER IB NOR CTA ARE AGENTS OF ADVANTAGE. CLIENT UNDERSTANDS THAT ADVANTAGE IS ENGAGED BY CLIENT TO PERFORM CERTAIN BOOKKEEPING, AND OPERATIONAL FUNCTIONS WITH REGARD TO THE ACCOUNT. CLIENT UNDERSTANDS THAT ADVANTAGE IS RESPONSIBLE CLEARING AND/OR CARRYING TRANSACTIONS EFFECTED FOR THE ACCOUNT; SEGREGATING FUNDS IN ACCORDANCE WITH THE RULES AND REGULATIONS PROMULGATED BY THE CFTC; AND DELIVERING CLIENT STATEMENTS AND REPORTS OF ALL TRANSACTIONS. CLIENT UNDERSTANDS AND AGREES THAT IB MAY BE RESPONSIBLE AND CTA IS RESPONSIBLE FOR ENTERING ORDERS FOR THE ACCOUNT AND RISK; SUPERVISING SALES PRACTICES; AND COLLECTING FUNDS ON CLIENT’S BEHALF BY MEANS OF CHECKS PAYABLE TO ADVANTAGE ONLY. CLIENT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE ADVANTAGE PARTIES FROM AND AGAINST ANY AND ALL LOSSES ARISING FROM OR RELATED TO THE CONDUCT OF IB OR CTA.

41. Acknowledgment Relating to Government Securities Transactions.

CLIENT ACKNOWLEDGES THAT ADVANTAGE IS NOT REGISTERED AS A BROKER-DEALER OR AS A GOVERNMENT SECURITIES BROKER-DEALER WITH THE SEC PURSUANT TO AN EXEMPTION FROM REGISTRATION, WHICH PERMITS ADVANTAGE TO EFFECT TRANSACTIONS IN GOVERNMENT SECURITIES AS AGENT FOR ITS CLIENTS UNDER LIMITED, CIRCUMSTANCES WITHOUT SUCH REGISTRATION. ACCORDINGLY, THE SEC’S FINANCIAL RESPONSIBILITY AND CLIENT PROTECTION RULES ARE NOT APPLICABLE TO ADVANTAGE. MOREOVER, ANY GOVERNMENT SECURITIES POSITIONS (AND ANY PROPERTY RELATED THERETO) CARRIED FOR CLIENT WILL NOT BE SUBJECT TO THE SEGREGATION REQUIREMENTS SET FORTH IN THE COMMODITY EXCHANGE ACT. FINALLY, CLIENT WILL NOT BE ENTITLED TO THE PROTECTIONS AFFORDED TO CLIENTS OF A REGISTERED BROKER-DEALER UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970, AS AMENDED.

Rev 08/20/2018	16	Advantage Futures Client Agreement

42. Client Acknowledgments.

CLIENT HEREBY ACKNOWLEDGES TO HAVE RECEIVED AND UNDERSTANDS THE FOLLOWING RISK DISCLOSURE STATEMENTS PRESCRIBED BY THE CFTC AND OTHER RISK DISCLOSURES AND INFORMATION FURNISHED HEREWITH:

●	Risk Disclosure Statement for Futures and Options

●	CFTC Rule 1.55 Disclosure Document - Advantage Futures LLC

●	Electronic Trading and Order Routing Systems Disclosure Statement

●	Direct Order Transmittal Client Disclosure Statement

●	Disclosure Pursuant to Commodity Futures Trading Commission Rule 1.46 (e)(1)

●	Privacy Notice

●	Advantage Futures LLC Electronic Access Policy

●	NFA Investor Advisory -Futures and Virtual Currencies Including Bitcoin

●	CFTC Customer Advisory: Understanding the Risks of Virtual Currency Trading

●	Electronic Trading Guidelines – Montreal Exchange

●	Australian Securities and Investments Commission Notification

●	Special Notice or Foreign Brokers and Foreign Traders (For non-US accountsonly)

43. Acceptance of Agreement.

This Agreement shall constitute an effective contract between Advantage and Client upon acceptance and execution by an officer of Advantage.

VS TRUST
Name of Client – Please Print

NOV, 22, 2019
Signature	Date

Name & Title – For Entity Accounts – Please Print

STUART BARTON, MANAGER, VOLATILITY SHARES
Name of Joint Client – Please Print

Signature of Joint Client	Date

For Internal Purpose Only Accepted and Approved by:
Authorized Officer of Advantage Futures LLC

Date

Date

Rev 08/20/2018	17	Advantage Futures Client Agreement